OMB Approval
OMB Number: 3235-0060 Expires: April 30, 2015 Estimated average burden hours per response .....5.71

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 29, 2014

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about August 29, 2014, Unknown Caller LLC (“UCL”), a wholly owned subsidiary of Crimson Forest Entertainment Group Inc. (the “Company”), entered into a Business Loan Agreement, Commercial Security Agreement and Promissory Note (collectively, the “Loan Agreements”) with East West Bank. The Loan Agreements provide that UCL may from time to time borrow up to an aggregate amount of $3,333,333 from East West Bank.

UCL is required to repay all outstanding principal plus all accrued unpaid interest on or prior to the date which is 30 days prior to the expiration date of a standby letter of credit in the same amount issued by East West Bank China. UCL will pay regular monthly payments of accrued and unpaid interest due as of each payment date, beginning September 29, 2014, with all subsequent interest payments to be due on the same day of each month thereafter. UCL may pay without penalty all or a portion of the amount owed earlier than due.

Under the Loan Agreements, the loan bears interest at an annual rate based on the daily Wall Street Journal Prime Rate, which was 3.25% per annum at the time the Loan Agreements were executed.

UCL’s obligations under the Loan Agreements will be secured by substantially all of UCL’s tangible and intangible property, including but not limited to UCL’s inventory, accounts, instruments, and equipment.

The Loan Agreements contain customary events of default that include, among others, non-payment of principal, interest or fees, violation of certain covenants, defective collateralization, inaccuracy of representations and warranties, and insolvency events. The occurrence of an event of default will increase the applicable rate of interest by 5.00% and could result in the acceleration of UCL’s obligations under the Loan Agreements.

The foregoing description of the Loan Agreements does not purport to be a complete statement of the parties’ rights and obligations under the Loan Agreements and is qualified in its entirety by reference to the full text of the Loan Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

The Company’s press release, dated October 13, 2014, announcing the Loan Agreements is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Business Loan Agreement between Unknown Caller LLC and East West Bank.

10.2	Commercial Security Agreement between Unknown Caller LLC and East West Bank.

10.3	Promissory Note between Unknown Caller LLC and East West Bank.

99.1	Press Release, dated October 13, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: October 14, 2014	By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chief Executive Officer

3